Exhibit 1.1

Execution Version

THE CHARLES SCHWAB CORPORATION

17,000,000 Depositary Shares, Each Representing a 1/40th Interest in a Share of 6.00% Non-Cumulative

Perpetual Preferred Stock, Series B

UNDERWRITING AGREEMENT

MAY 30, 2012

UNDERWRITING AGREEMENT

May 30, 2012

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

UBS Securities LLC

Wells Fargo Securities, LLC

    as Representatives of the

    several Underwriters named

    in Schedule A hereto

c/o Citigroup Global Markets Inc.

390 Greenwich Street

New York, New York 10013

c/o Merrill Lynch, Pierce, Fenner & Smith

                           Incorporated

One Bryant Park

New York, New York 10036

c/o UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

c/o Wells Fargo Securities, LLC

301 South College Street

Charlotte, North Carolina 28202

Ladies and Gentlemen:

The Charles Schwab Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”), for whom you are acting as Representatives, 17,000,000 depositary shares (the “Firm Shares”), and, at the election of the Representatives, up to an additional 2,550,000 depositary shares (the “Optional Shares” and, together with the Firm Shares, the “Depositary Shares”), each such Depositary Share representing a 1/40th interest in a share of 6.00% Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share, with a liquidation preference of $1,000 per share (equivalent to $25 per depositary share) (the “Preferred Stock”). The Depositary Shares and the Preferred Stock are described in the Prospectus that is referred to below. The Preferred Stock, when issued, will be deposited against delivery of depositary receipts (the “Depositary Receipts”), which will evidence the Depositary Shares and will be issued by Wells Fargo Bank, National Association (the “Depositary”) under a deposit agreement, to be dated June 6, 2012 (the “Deposit Agreement”), among the Company, the Depositary and the holders from time to time of the

Depositary Receipts issued hereunder.

The Preferred Stock is to be issued by the Company pursuant to the provisions of the certificate of designations relating to the Preferred Stock (the “Certificate of Designations”) to be filed by the Company with the Secretary of State of the State of Delaware prior to the Closing Date (as defined below).

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-178525) under the Act (the “registration statement”), including a prospectus, which registration statement incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Such registration statement has become effective under the Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Depositary Shares pursuant to Rule 462(b) under the Act.

The Company has furnished or made available to you, for use by the Underwriters and by dealers in connection with the offering of the Depositary Shares, copies of one or more preliminary prospectus supplements, and the documents incorporated by reference therein, relating to the Depositary Shares and the Preferred Stock. Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such preliminary prospectus supplement, in the form so furnished, including any basic prospectus (whether or not in preliminary form) furnished to you by the Company and attached to or used with such preliminary prospectus supplement. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means any such basic prospectus attached to or used with the Prospectus Supplement (as defined below).

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Depositary Shares and the Preferred Stock, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Depositary Shares.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Depositary Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act). Each Underwriter severally covenants and agrees with the Company that such Underwriter has not offered or sold and will not offer or sell, without the Company’s consent, any Depositary Shares or Preferred Stock by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Covered Free Writing Prospectuses,” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Act), if any, relating to the Depositary Shares or Preferred Stock, which is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.

“Disclosure Package,” as used herein, means any Pre-Pricing Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, as of the Applicable Time.

“Applicable Time” means 5:10 p.m., New York City time, on the date of this Agreement.

Any reference herein to the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

As used in this Agreement, “business day” shall mean any day other than a day on which banks are permitted or required to be closed in New York City. The terms “herein”, “hereof”, “hereto”, “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Company and the Underwriters agree as follows:

1. Sale and Purchase.

(a) Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, (A) the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto and (B) in the event and to the extent that the Representatives exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to the Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the number of Optional Shares (to be adjusted by the Representatives, if necessary, so as to eliminate fractions of Depositary Shares) determined by multiplying the number of such Optional Shares as to which such election shall have been exercised by a fraction, the numerator of which is the maximum number of Firm Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the maximum number of Firm Shares that all of the Underwriters are entitled to purchase hereunder, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price equal to (i) $24.2125 per Depositary Share sold to retail investors and (ii) $24.6875 per Depositary Share sold to institutional investors.

(b) The Company hereby grants to the Underwriters the right to purchase, at the election of the Representatives, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, up to 2,550,000 Optional Shares, solely for the purpose of covering over-allotments, if any, in connection with the offer and sale of the Firm Shares, as set forth in clause (A) of Section 1(a). Any such election to purchase Optional Shares may be exercised by written notice from the Representatives to the Company, given within a period of 30 days after the date of the Prospectus Supplement, setting forth the number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives, which shall in no event be earlier than the Closing Date or, unless the Representatives and the Company otherwise agree in writing, earlier than three or later than ten business days after the date of such notice.

The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Depositary Shares as soon after the effectiveness of this Agreement as in your judgment is advisable and (ii) initially to offer the Depositary Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

Each Underwriter, severally and not jointly, represents and agrees as set forth in Appendix A hereto.

2. Payment and Delivery. Payment of the purchase price for the Depositary Shares shall be made to the Company by Federal Funds wire transfer against delivery of the Depositary

Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery (a) with respect to the Firm Shares shall be made at 10:00 a.m., New York City time, on June 6, 2012 (such time being referred to herein as the “Time of Purchase”, and such date being referred to herein as the “Closing Date”) (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof) and (b) with respect to the Optional Shares shall be made at 10:00 a.m., New York City time, on the date specified by the Representatives in the written notice of the Underwriters’ election to purchase Optional Shares (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof) (such time being referred to herein as the “Additional Time of Purchase”, and such date being referred to herein as the “Additional Closing Date”). Electronic transfer of the Depositary Shares shall be made to you at the Time of Purchase and Additional Time of Purchase, if any, in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Depositary Shares shall be made at the offices of Simpson Thacher & Bartlett LLP at 425 Lexington Avenue, New York, New York, 10017, at 9:00 a.m., New York City time, on the Closing Date and the Additional Closing Date, if any.

3. Representations and Warranties of the Company The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) the Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that has been filed with the Commission not earlier than three years prior to the date hereof and has heretofore become effective under the Act; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company; no stop order of the Commission preventing or suspending the use of any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are threatened by the Commission;

(b) the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the Time of Purchase, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Depositary Shares, will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Depositary Shares as contemplated hereby have been satisfied; as of the determination date applicable to the Registration Statement (and any amendment thereof) and the offering contemplated hereby, and as of each time, if any, an “offer by or on behalf of” (within the meaning of Rule 163 under the Act) the Company was made prior to the initial filing of the Registration Statement, the Company is and was a “well-

known seasoned issuer” as defined in Rule 405 under the Act; the Registration Statement meets, and the offering and sale of the Depositary Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5) under the Act); the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Pre-Pricing Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; at no time during the period that begins on the earlier of the date of such Pre-Pricing Prospectus and the date such Pre-Pricing Prospectus was filed with the Commission and ends at the Time of Purchase did or will any Pre-Pricing Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Pre-Pricing Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Basic Prospectus complied, as of its date and the date it was filed with the Commission, complies as of the date hereof and, at the Time of Purchase and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Depositary Shares, will comply, in all material respects, with the requirements of the Act; at no time during the period that begins on the date of such Basic Prospectus and ends at the Time of Purchase did or will any Basic Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and at no time during such period did or will any Basic Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the Time of Purchase and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Depositary Shares, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the Time of Purchase and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Depositary Shares did or will any Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus complied in all material respects with the requirements of the Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Act (to the extent required thereby); at no time during the period that begins on the date of each Permitted Free Writing Prospectus and ends at the Time of Purchase did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, such Pre-Pricing Prospectus, the Prospectus or such Permitted Free Writing Prospectus; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c) prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Depositary Shares or any Preferred Stock by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Depositary Shares, in each case other than the Pre-Pricing Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Depositary Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Depositary Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Act, in each case at the times specified in the Act in connection with the offering of the Depositary Shares; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Depositary Shares contemplated hereby is solely the property of the Company;

(d) the Company has an authorized capitalization as set forth in the Pre-Pricing Prospectus and the Prospectus and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, right of first refusal or similar right under the General Corporation Law of the State of Delaware or the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party;

(e) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as disclosed in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, to execute and deliver this Agreement and to issue, sell and deliver the Depositary Shares as contemplated herein;

(f) the Company is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on (i) the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole or, (ii) the consummation of any of the transactions contemplated hereby (the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”);

(g) the Company owns directly or indirectly all of the issued and outstanding capital stock of each of Charles Schwab Bank, Charles Schwab Investment Management, Inc., Charles Schwab & Co., Inc., and Schwab Holdings, Inc. (the “Significant Subsidiaries”); complete and correct copies of the charters and the bylaws of the Company and each Significant Subsidiary and all amendments thereto have been delivered or made available to you, and no material changes therein will be made on or after the date hereof through and including the Time of Purchase; each Significant Subsidiary has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, with full power and authority to own, lease and operate its properties and to conduct its business as disclosed in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any; each Significant Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Significant Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, right of first refusal or similar right and are owned by the Company subject to no security interest or other encumbrance; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Significant Subsidiaries are outstanding; and the Company has no “significant subsidiary,” as that term is defined in Rule 1-02(w) of Regulation S-X under the Act, other than the Significant Subsidiaries;

(h) this Agreement has been duly authorized, executed and delivered by the Company; the Deposit Agreement has been duly authorized by the Company and, when validly executed and delivered by the Company and the Depositary, will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect, and (B) general principles of equity, regardless of whether considered in a proceeding in equity or at law, and an implied covenant of good faith and fair dealing; and such Deposit Agreement will conform in all material respects to the description thereof in the Registration Statement, Disclosure Package and the Prospectus;

(i) the Preferred Stock has been duly authorized by the Company and, when issued and delivered and paid for in accordance with this Agreement and the Deposit Agreement, will be duly and validly issued, fully paid and nonassessable, and will have the rights, powers, preferences, privileges and designations set forth in the Certificate of Designations; the Depositary Shares, and the deposit of the Preferred Stock in accordance with the provisions of the Deposit Agreement, have been duly authorized by the Company; and, when the Depositary Shares have been issued and delivered and paid for and the Depositary Receipts have been duly executed and delivered by the Depositary, in accordance with this Agreement and the Deposit Agreement, the Depositary Shares will be duly and validly issued and the holders of the Depositary Shares will be entitled to the benefits of the Deposit Agreement and the Depositary Receipts; and the Depositary Shares and the Preferred Stock will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus;

(j) none of the Company or any of the Significant Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws, (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, (C) any federal, state, local or foreign law, regulation or rule, (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of The New York Stock Exchange (“NYSE”) and the Financial Industry Regulatory Authority, Inc.

(“FINRA”), or (E) any decree, judgment or order applicable to it or any of its properties (other than in the case of (A), except for breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect);

(k) the execution, delivery and performance of this Agreement and the Deposit Agreement, the issuance and sale of the Depositary Shares and compliance by the Company with all the provisions of this Agreement, the Deposit Agreement and of the Certificate of Designations and the consummation by the Company of the transactions contemplated hereby and under the Deposit Agreement will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Significant Subsidiary pursuant to) (A) the charter or bylaws of the Company or any of the Significant Subsidiaries, (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Significant Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, (C) any federal, state, local or foreign law, regulation or rule, (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (E) any decree, judgment or order applicable to the Company or any of the Significant Subsidiaries or any of their respective properties (other than in the case of (A), except for conflicts, breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect);

(l) The Company is duly registered as a savings and loan holding company subject to supervision and regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”);

(m) The Company and each of its subsidiaries are in compliance with all laws administered by the Federal Reserve, the Federal Deposit Insurance Corporation (“FDIC”) and any other federal or state bank regulatory authorities (together with the Federal Reserve and the FDIC, the “Bank Regulatory Authorities”) with jurisdiction over the Company or any of the Significant Subsidiaries, except for failures to be so in compliance that would not individually or in the aggregate have a Material Adverse Effect;

(n) there are no written agreements or other written statements as described under 12 U.S.C. 1818(u) between any federal banking agency and the Company or any of its Significant Subsidiaries (whether or not such federal banking agency has determined that publication would be contrary to the public interest) and except as disclosed in the Pre-Pricing Prospectus and the Prospectus, there are no material agreements, memoranda of understanding, cease and desist orders, orders of prohibition or suspension or consent decrees, in each case that are material to the Company or any of its Significant

Subsidiaries, between any Bank Regulatory Authority and the Company or any of its Significant Subsidiaries;

(o) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Depositary Shares or the consummation by the Company of the transactions contemplated under this Agreement and the Deposit Agreement, other than (i) registration of the Depositary Shares under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Depositary Shares are being offered by the Underwriters, (iii) under the Conduct Rules of FINRA, or (iv) the application to list the Depositary Shares on the NYSE;

(p) each of the Company and its subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses, except where the failure to have such licenses, authorizations, consents and approvals and making all filings would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of its subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(q) other than as set forth in the Pre-Pricing Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened, or contemplated by the Company, to which the Company or any of its subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect;

(r) Deloitte & Touche LLP, whose report on the financial statements of the Company and its subsidiaries is included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(s) the financial statements included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial and statistical data contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are accurately and fairly presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, any Pre-Pricing Prospectus or the Prospectus that are not included or incorporated by reference as required; the Company and the Significant Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, each Pre-Pricing Prospectus and the Prospectus; all disclosures contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable; and the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, each Pre-Pricing Prospectus and the Prospectus and the Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(t) Neither the Company nor any of its Significant Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pre-Pricing Prospectus and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pre-Pricing Prospectus and the Prospectus; and, since the respective dates as of which information is given or incorporated by reference in the Registration Statement and the Pre-Pricing Prospectus, there has not been any material change in the capital stock or long term debt of the Company or any of its Significant Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole;

(u) the Company is not, and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Depositary Shares will it be, and, after giving effect to the offering and sale of the Depositary Shares, it will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(v) each of the Company and the Significant Subsidiaries owns or has licensed all material inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information disclosed in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, identified as being owned or licensed by it or which is necessary or material to the conduct of its businesses (collectively, the “Intellectual Property”). To the knowledge of the Company, neither the Company nor any of the Significant Subsidiaries has infringed or is infringing the intellectual property of a third party. Neither the Company nor any Significant Subsidiary has received written notice of any claim by a third party of infringement or conflict with any such rights of others to Intellectual Property, except for such claims as would not, individually or in the aggregate, have a Material Adverse Effect;

(w) all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided, except where the failure to pay such taxes or other assessments would not, individually or in the aggregate, have a Material Adverse Effect;

(x) neither the Company nor any Significant Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or any Significant Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement;

(y) the Company and each of the Significant Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Disclosure Package is prepared in accordance with the Commission’s rules and guidelines applicable thereto and (vi) except as disclosed in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus, there are no material weaknesses in the Company’s internal controls;

(z) the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that have materially affected or are reasonably likely to materially affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission;

(aa) all statistical or market-related data included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(bb) neither the Company nor any of the Significant Subsidiaries nor, to the knowledge of the Company, any director, officer, employee or agent acting on behalf of the Company or any of the Significant Subsidiaries or any affiliate that directly or indirectly is controlled by the Company (such affiliate, a “downstream affiliate”) has violated or is in violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”); and the Company, the Significant Subsidiaries and, to the knowledge of the Company, its downstream affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith;

(cc) the operations of the Company and the Significant Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all relevant jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Significant Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(dd) neither the Company nor any of the Significant Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Significant Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Depositary Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Significant Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(ee) no Significant Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary’s property or assets to the Company or any other Significant Subsidiary of the Company, except as disclosed in the Registration Statement, each Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any;

(ff) except as disclosed in the Registration Statement, each Pre-Pricing Prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Depositary Shares or shares of any other capital stock or other equity interests of the Company, other than as related to optionsXpress Holdings, Inc.’s acquisition of Open E Cry LLC; (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase from the Company or any of its affiliates any Depositary Shares or shares of any other capital stock of or other equity interests in the Company; (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Depositary Shares; and (iv) no person has the right, contractual or otherwise, to cause the Company to register under the Act any Depositary Shares or shares of any other capital stock of or other equity interests in the Company, other than as related to optionsXpress Holdings, Inc.’s acquisition of Open E Cry LLC, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby;

(gg) the issuance and sale of the Depositary Shares as contemplated under this Agreement and under the Deposit Agreement will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company; and

(hh) neither the Company nor any of the Significant Subsidiaries nor, to the Company’s knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Depositary Shares.

In addition, any certificate signed by any officer of the Company or any of the Significant Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Depositary Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4. Certain Covenants of the Company. The Company agrees:

(a) to prepare the Prospectus in a mutually agreed form and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus, if any, prior to the Time of Purchase unless mutually agreed; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Depositary Shares, in a form set forth in Schedule C hereto and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act), and to comply with Rule 433(g) under the Act;

(b) to furnish such information as may be required and otherwise to cooperate in qualifying the Depositary Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Depositary Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Depositary Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Depositary Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(c) to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Depositary Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be;

(d) if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Depositary Shares may be sold, the Company will use its reasonable best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

(e) if, at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering and sale of Depositary Shares, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission or the Registration Statement shall cease to be an “automatic shelf registration statement” (as defined in Rule 405 under the Act) or the Company shall have received, from the Commission, a notice, pursuant to Rule 401(g)(2), of objection to the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify you, (ii) promptly file with the Commission a new registration statement under the Act, relating to the Depositary Shares, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form satisfactory to you, (iii) use their reasonable best efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (iv) promptly notify you of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Depositary Shares to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any;

(f) if the third anniversary of the initial effective date of the Registration Statement (within the meaning of Rule 415(a)(5) under the Act) shall occur at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any offering and sale of Depositary Shares, to file with the Commission, prior to such third anniversary, a new registration statement under the Act relating to the Depositary Shares, which new registration statement shall comply with the requirements of the Act (including, without limitation, Rule 415(a)(6) under the Act) and shall be in a form satisfactory to you; such new registration statement shall constitute an “automatic shelf registration statement” (as defined in Rule 405 under the Act); provided, however, that if the Company is not then eligible to file an “automatic shelf registration statement” (as defined in Rule 405 under the Act), then such new registration statement need not constitute an “automatic shelf registration statement” (as defined in Rule 405 under the Act), but the Company shall use its reasonable best efforts to cause such new registration statement to become effective under the Act as soon as practicable, but in any event within 180 days after such third anniversary and promptly notify you of such effectiveness; the Company shall take all other action necessary or appropriate to permit the public offering and sale of the Depositary Shares to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement, if any;

(g) at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering and sale of Depositary Shares, to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use the Company’s reasonable best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Pre-Pricing Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time under the circumstances prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;

(h) subject to Section 4(g) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of the Depositary Shares; and to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing; and to promptly notify you of such filing;

(i) to pay the fees applicable to the Registration Statement in connection with the offering of the Depositary Shares within the time required by Rule 456(b)(1)(i) under the Act (without reliance on the proviso to Rule 456(b)(1)(i) under the Act) and in compliance with Rule 456(b) and Rule 457(r) under the Act;

(j) to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering and sale of the Depositary Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(g) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(k) the Company agrees that if at any time following issuance of a Permitted Free Writing Prospectus any event occurred or occurs as a result of which such Permitted Free Writing Prospectus would conflict with the information in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to you and, if requested by you, will prepare and furnish without charge to each Underwriter a Covered Free Writing Prospectus or other document that will correct such conflict, statement or omission;

(l) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period;

(m) on your request, to furnish to you such reasonable number of copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein)

and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(n) to apply the net proceeds from the sale of the Depositary Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement;

(o) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Basic Prospectus, each Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Depositary Shares to the Underwriters, including any transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Depositary Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Depositary Shares for offering and sale under state laws and the determination of their eligibility for investment under state law (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any filing for review of the public offering of the Depositary Shares by FINRA, including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters relating to thereto, (vi) the fees and disbursements of any trustee or paying agent for the Depositary Shares (including related fees and expenses of any counsel to such parties), (vii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Depositary Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (viii) the fees and expenses of the Company’s counsel and independent accountants, (ix) any fees charged by rating agencies for rating the Depositary Shares, and (x) the performance of the Company’s other obligations hereunder; provided, however, that except as otherwise set forth in this Section 4(o) and Sections 5 and 9 of this Agreement, the Underwriters shall pay their own costs and expenses, including the costs and expenses of counsel for the Underwriters;

(p) not, at any time at or after the execution of this Agreement, directly or indirectly, to offer or sell any Depositary Shares or any Preferred Stock by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Depositary Shares or the Preferred Stock, in each case other than the Prospectus;

(q) not to, and to cause each of its direct and indirect subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Depositary Shares;

(r) beginning on the date hereof and continuing to and including the date 30 days after the date of the Prospectus Supplement, without your prior written consent, not to issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or with respect to, any Depositary Shares (except for the Depositary Shares offered hereby), any Preferred Stock, any securities that are substantially similar to the Depositary Shares or the Preferred Stock, or any securities that are convertible into or exchangeable for or that represent the right to receive any such substantially similar securities of the Company;

(s) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Depositary Shares; and

(t) to use commercially reasonable efforts to list the Depositary Shares on the NYSE within the 30-day period after the initial delivery of the Depositary Shares and to maintain such listing.

5. Reimbursement of Underwriters’ Expenses. If the Depositary Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(o) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

6. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company on the date hereof, the Applicable Time and the Closing Date (or, as to Optional Shares, as of the Additional Closing Date, if any) and the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the Time of Purchase and Additional Time of Purchase, if any, an opinion of Arnold & Porter LLP, special counsel for the Company, addressed to the Underwriters, and dated the Closing Date and Additional Closing Date, if any, with executed copies for each of the other Underwriters in the form set forth in Exhibit A hereto.

(b) The Company shall furnish to you at the Time of Purchase and Additional Time of Purchase, if any, an opinion of the Office of Corporate Counsel of the Company, addressed to the Underwriters, and dated the Closing Date and Additional Closing Date, if any, with executed copies for each of the other Underwriters in the form set forth in Exhibit B hereto.

(c) You shall have received from Deloitte & Touche LLP letters dated, respectively, the date of this Agreement, the Closing Date and Additional Closing Date, if any, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms satisfactory to you, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(d) You shall have received at the Time of Purchase and Additional Time of Purchase, if any, the written opinion and negative assurance statement of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, dated the Time of Purchase or Additional Time of Purchase, as applicable, in form and substance reasonably satisfactory to the Representatives.

(e) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.

(f) The Registration Statement and any registration statement required to be filed, prior to the sale of the Depositary Shares, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act. The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 p.m., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act). The final term sheet contemplated by Section 4(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433;

(g) Prior to and at the Time of Purchase and Additional Time of Purchase, if any, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Pre-Pricing Prospectuses or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) the Disclosure Package and any amendment or supplement thereto, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(h) The Company will at the Time of Purchase and Additional Time of

Purchase, if any, deliver to you a certificate of the Chief Financial Officer of the Company, dated the Closing Date and Additional Closing Date, if any, in the form attached as Exhibit C hereto.

(i) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the Time of Purchase and Additional Time of Purchase, if any, as you may reasonably request.

(j) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and its subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Depositary Shares on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the NASDAQ Stock Market; (B) a suspension or material limitation in trading in the Company’s common stock on the NYSE; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in your sole judgment, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Depositary Shares on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Significant Subsidiary by any “nationally recognized statistical rating organization,” as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Depositary Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(o), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8. Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Depositary Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the aggregate liquidation preference of Depositary Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total aggregate liquidation preference of Depositary Shares, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the liquidation preference of Depositary Shares they are obligated to purchase pursuant to Section 1 hereof) the liquidation preference of Depositary Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Depositary Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Depositary Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the liquidation preference of Depositary Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Depositary Shares hereunder unless all of the Depositary Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the Time of Purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate liquidation preference of Depositary Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total aggregate liquidation preference of Depositary Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Depositary Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” that sells Depositary Shares on behalf of such Underwriters, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Basic Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Covered Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company, which “issuer information” is required to be, or is, filed with the Commission, or in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or such Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Depositary Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Depositary Shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Depositary Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(f) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Depositary Shares. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Depositary Shares, or in connection with the Registration Statement, any Basic

Prospectus, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

10. Information Furnished by the Underwriters. The statements set forth in the first three sentences of the sixth paragraph, and in the twelfth paragraph under the caption “Underwriting” in the Prospectus Supplement, only insofar as such statements relate to the amount of selling concession and reallowance or stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 9 hereof.

11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, facsimile number (212) 816-7912, Attention: General Counsel, Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-02, New York, New York 10026, facsimile number (212) 548-8511, Attention: High Grade Transaction Management/Legal, UBS Securities LLC, 677 Washington Boulevard, Stamford, CT 06901, Attention: Fixed Income Syndicate and Wells Fargo Securities, LLC, 301 South College Street, Charlotte, North Carolina 28202, facsimile number (704) 383-9165, Attention: Transaction Management, with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, facsimile number (212) 455-2502, Attention: Roxane Reardon, and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 211 Main Street, San Francisco, CA 94105, Attention: Carrie Dwyer, with a copy, not constituting notice, to Arnold & Porter LLP, 3 Embarcadero Center, 7th Floor, San Francisco, CA 94111, Attention: Teresa L. Johnson.

12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consent to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Depositary Shares. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Depositary Shares, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for any of the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

17. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

Very truly yours,

THE CHARLES SCHWAB CORPORATION

By:	/s/ Joseph R. Martinetto
Name: Joseph R. Martinetto
Title: Executive Vice President and Chief Financial Officer

Signature Page to Underwriting Agreement

Accepted and agreed to as of the date first above written, on behalf of itself and the other several Underwriters named in Schedule A.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jack D. McSpadden
Name: Jack D. McSpadden
Title: Managing Director

UBS SECURITIES LLC

By:	/s/ Scott Yeager
Name: Scott Yeager
Title: Managing Director

By:	/s/ Demetrios Tsapralis
Name: Demetrios Tsapralis
Title: Executive Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Jim Probert
Name: Jim Probert
Title: Head of Americas HG Capital Markets

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

Signature Page to Underwriting Agreement

SCHEDULE A

Underwriter	Number of Depositary Shares
Citigroup Global Markets Inc.	3,442,500
Merrill Lynch, Pierce, Fenner & Smith Incorporated	3,442,500
UBS Securities LLC	3,442,500
Wells Fargo Securities, LLC	3,442,500
Credit Suisse Securities (USA) LLC	850,000
Goldman, Sachs & Co.	850,000
J.P. Morgan Securities LLC	850,000
BNY Mellon Capital Markets, LLC	170,000
U.S. Bancorp Investments, Inc.	170,000
Janney Montgomery Scott LLC	85,000
Oppenheimer & Co. Inc.	85,000
RBC Capital Markets, LLC	85,000
Wedbush Securities Inc.	85,000
Total	17,000,000

Schedule A-1

SCHEDULE B

Permitted Free Writing Prospectuses

Final Term Sheet prepared and filed pursuant to Section 4(a) and in the form of Schedule C.

Schedule B-1

SCHEDULE C

Filed Pursuant to Rule 433

Dated May 30, 2012

Registration Statement: No. 333-178525

The Charles Schwab Corporation

17,000,000 DEPOSITARY SHARES,

EACH REPRESENTING A 1/40th INTEREST IN A SHARE OF 6.00% NON-CUMULATIVE PERPETUAL

PREFERRED STOCK, SERIES B

(liquidation preference $1,000 per share (equivalent to $25 per depositary share))

SUMMARY OF TERMS

Issuer:	The Charles Schwab Corporation

Security Offered:	Depositary Shares, Each Representing a 1/40th Interest in a Share of 6.00% Non-Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”)

Expected Ratings*:	[Intentionally omitted]

Size:	$425,000,000 (17,000,000 depositary shares)

Over-allotment Option:	Up to an additional $63,750,000 (2,550,000 depositary shares)

Liquidation Preference:

$1,000 per share of Series B Preferred Stock (equivalent to $25 per depositary share)

Aggregate liquidation preference of $425,000,000 (or $488,750,000 if the underwriters exercise the over-allotment option in full)

Dividend Rate (Non-Cumulative):	6.00% per annum from the date of initial issuance

Dividend Payment Dates:	March 1, June 1, September 1 and December 1 of each year, commencing September 1, 2012

Day Count:	30/360

Term:	Perpetual

Optional Redemption:	In whole or in part, from time to time, on any dividend payment date on or after September 1, 2017, or in whole but not in part, at any time within 90 days following a regulatory capital treatment event (as defined in the preliminary prospectus supplement dated May 29, 2012)

Trade Date:	May 30, 2012

Schedule C-1

Settlement Date:	June 6, 2012 (T+5)

Public Offering Price:	$25 per depositary share

Underwriting Discounts and Commissions:	$0.3125 per depositary share sold to institutional investors $0.7875 per depositary share sold to retail investors

Estimated Net Proceeds to Issuer, After Deducting Underwriting Discounts and Commissions and Offering Expenses:	$411 million (or $473 million if the underwriters exercise their over-allotment option in full)

Listing:	We intend to apply to list the depositary shares on the New York Stock Exchange (“NYSE”) under the symbol “SCHW PrB.” If the application is approved, we expect trading of the depositary shares on the NYSE to begin within the 30-day period after the initial delivery of the depositary shares.

CUSIP/ISIN:	808513204 /US8085132046

Joint Book-Running Managers:	Citigroup Global Markets Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated UBS Securities LLC Wells Fargo Securities, LLC

Joint Lead Managers	Credit Suisse Securities (USA) LLC Goldman, Sachs & Co. J.P. Morgan Securities LLC

Co-Managers:	BNY Mellon Capital Markets, LLC U.S. Bancorp Investments, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time.

CAPITALIZATION—AS ADJUSTED

The following table sets forth the Issuer’s consolidated cash and cash equivalents and capitalization at March 31, 2012, as adjusted for the offering of 17,000,000 depositary shares.

(In millions)	As adjusted for the Offering
Cash and cash equivalents	$7,205
Preferred stock	$805
Total stockholders’ equity	$8,748
Total capitalization	$10,748

Schedule C-2

The Issuer has filed a registration statement (including a preliminary prospectus supplement and accompanying prospectus) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement and accompanying prospectus and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus supplement and accompanying prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-877-858-5407, Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322, UBS Securities LLC at 1-877-827-6444, ext. 561-3884 or Wells Fargo Securities, LLC at 1-800-326-5897.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Schedule C-3

EXHIBIT A

FORM OF OPINION OF

ARNOLD & PORTER LLP

June [6], 2012

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

UBS Securities LLC

Wells Fargo Securities, LLC

  as Representatives of the several

  Underwriters named in Schedule A

  of the Underwriting Agreement

c/o Citigroup Global Markets Inc.

390 Greenwich Street

New York, New York 10013

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

c/o UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

c/o Wells Fargo Securities, LLC

301 South College Street

Charlotte, North Carolina 28202

Re:	Underwritten Public Offering of [ ] Depositary Shares, Each Representing a 1/40th Interest in a Share of [ ]% Non-Cumulative Perpetual Preferred Stock, Series B of The Charles Schwab Corporation

Ladies and Gentlemen:

You have requested our opinion as special legal counsel to The Charles Schwab Corporation, a Delaware corporation (the “Company”), with respect to certain matters in connection with the sale today to the Underwriters of [    ] depositary shares (the “Depositary Shares”), each representing a 1/40th interest in a share of the [        ]% Non-Cumulative Perpetual Preferred Stock, Series B of the Company (the “Series B Preferred Stock,” and together with the Depositary Shares, the “Securities”), pursuant to that certain Underwriting Agreement dated May [30], 2012 by and among the Company and the several Underwriters named in Schedule A thereto (the “Underwriting Agreement”). Except as otherwise specified, all capitalized terms used herein have the same meanings given to them in the Underwriting Agreement. (For the avoidance of doubt and without limiting the generality of the foregoing sentence, the terms “Registration Statement,” “Prospectus,” “Disclosure Package,” “Pre-Pricing Prospectus” and “Basic Prospectus” have the same meanings given to them in the Underwriting Agreement.) This opinion is rendered pursuant to Section 6(a) of the Underwriting Agreement.

In this connection, we have examined the following documents:

(1) The Underwriting Agreement;

(2) The Deposit Agreement dated June [6], 2012 by and among the Company, Wells Fargo Bank, National Association (the “Depositary”), and the holders from time to time of the Depositary Receipts (such agreement, the “Deposit Agreement”);

(3) The Certificate of Designations of the [        ]% Non-Cumulative Perpetual Preferred Stock, Series B of the Company, filed with the Secretary of State of the State of Delaware on May [        ], 2012;

(4) The executed stock certificate evidencing the shares of Series B Preferred Stock deposited with the Depositary;

(5) The executed global depositary receipt evidencing the Depositary Shares (the “Global Depositary Receipt”);

(6) The registration statement on Form S-3 (File No. 333-178525) and the exhibits thereto filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 15, 2011 (the “2011 Registration Statement”) pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”);

(7) The preliminary prospectus supplement (File No. 333-178525) filed by the Company with the Commission on May [        ], 2012 (the “Preliminary Prospectus Supplement”);

(8) The free writing prospectus (File No. 333-178525) filed by the Company with the Commission on May [        ], 2012;

(9) The final prospectus supplement (File No. 333-178525) filed by the Company with the Commission on May [        ], 2012 (the “Final Prospectus Supplement”);

(10) The following documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”): (i) the Company’s report on Form 10-K for the fiscal year ended December 31, 2011 (including such information from the Company’s proxy statement on Schedule 14A filed on March 30, 2012 that is incorporated by reference in Part III of such report); the Company’s report on Form 10-Q for the quarter ended March 31, 2012; and (iii) the Company’s current reports on Form 8-K filed on January 26, 2012, February 2, 2012, March 13, 2012 and May 22, 2012 (collectively, the “Incorporated Documents”);

(11) Resolutions of the Board of Directors of the Company adopted on December 14, 2011 and May 17, 2012, and resolutions of the Pricing Committee of the Board of Directors adopted on May [30], 2012;

(12) The Company’s Fifth Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on May 7, 2001, as amended by the Certificate of Designations of Fixed to Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A filed with the Secretary of State of the State of Delaware on January 24, 2012; the Certificate of Incorporation of Schwab Holdings, Inc. (“Holdings”) filed with the Secretary of State of the State of Delaware on June 8, 1982, as amended by the Certificates of Amendment filed with the Secretary of State of the State of Delaware on January 28, 1983 and April 30, 1987; the Restated Certificate of Incorporation of Charles Schwab Investment Management, Inc. (“CSIM”) filed with the Secretary of State of the State of Delaware on February 1, 1990; and the Certificate of Restated Articles of Charles Schwab & Co., Inc. (“CS & Co.”) filed with the Secretary of State of the State of California on March 4, 1981, as amended by the Certificate of Amendment filed with the Secretary of State of the State of California on November 7, 1988 (collectively, the “Charters”);

(13) The Company’s Fourth Restated Bylaws dated December 12, 2007, as amended on July 28, 2009 and January 27, 2010; the bylaws of Holdings dated July 1, 1982; the bylaws of CSIM, certified as of the date hereof by an officer of the Company; and the bylaws of CS & Co., certified as of the date hereof by an officer of the Company (collectively, the “Bylaws”);

(14) Certificates, each dated as of a recent date, from the Secretary of State of the State of Delaware as to the good standing of the Company, Holdings and CSIM in that state, from the Secretary of State of the State of California as to the good standing of CS & Co. in that state, from the Secretary of State of the State of California as to the qualification of the Company to do business in that state, and from the respective Secretaries of State of the states of Arizona, Colorado, Florida, Illinois, Indiana, New Jersey, New York, Pennsylvania, Texas and Washington as to the qualification of CS & Co. to do business in such states (collectively, the “Good Standing Certificates”);

(15) The minute books of the Company and of each of Holdings, CSIM and CS & Co. (collectively, the “Significant Subsidiaries”) provided to us by one or more officers of the Company (collectively, the “Minute Books”);

(16) The contracts listed on EXHIBIT A hereto (the “Company Contracts”);

(17) One or more certificates provided to us by one or more officers of the Company (the “Officers’ Certificates”);

(18) The written order of the Company, pursuant to Section 2.2 of the Deposit Agreement, directing the Depositary to execute and deliver the Global Depositary Receipt; and

(19) A certificate of the Depositary.

The Underwriting Agreement and the Deposit Agreement are referred to hereafter as the “Transaction Agreements.”

In rendering the opinions set forth below, we have assumed the legal capacity of individuals, that the signatures on all documents not executed in our presence are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as reproduced or certified copies conform to the original documents, that all Company Contracts filed with the Commission conform to the original documents, that all corporate records of the Company and the Significant Subsidiaries provided to us for review are accurate and complete, and that any reviews and searches of public records obtained by us are accurate and complete. We have further assumed that each of the parties to the Transaction Agreements other than the Company is duly qualified to engage in the transactions contemplated by the Transaction Agreements; that the Transaction Agreements have been duly authorized, executed, and delivered by, and constitute the valid and binding obligations of, each of the parties thereto other than the Company, and are enforceable against the parties thereto other than the Company in accordance with their respective terms; that the parties to the Transaction Agreements other than the Company have the requisite power and authority to perform their respective obligations under the Transaction Agreements executed and delivered by them; and that there are no documents, agreements or understandings among or between any parties to the Transaction Agreements or others that would modify the respective rights and obligations of such parties as set forth in the Transaction Agreements or that otherwise would have an effect on the opinions rendered below.

As to matters of fact material to our opinions, we have relied solely upon our review of the documents referred to in the second paragraph of this letter, and upon oral advice from the staff of the Commission. We have assumed that the recitals of fact and the representations and warranties of all parties as to factual matters set forth in the documents referred to above are true, complete and correct on the date hereof. We have not independently verified any factual matters or the validity of any assumptions made by us in this letter, and we express no opinion or belief, and disclaim any implication or inference, as to the reasonableness of any such assumption.

For purposes of this opinion letter, we have considered only Applicable Laws (as defined herein). “Applicable Laws” means those laws, statutes, rules and regulations of the United States of America and the State of California presently in effect that, in our experience, are normally applicable to transactions of the kind contemplated by the Transaction Agreements (collectively, “California Law”) and the Delaware General Corporation Law; provided, however, that, with respect to our opinions in clause (ii) of the second sentence of paragraph 4 below, and in the second sentence of paragraph 5 below, “Applicable Laws” means those laws, statutes, rules and regulations of the United States of America and the State of New York presently in effect that, in our experience, are normally applicable to transactions of the kind contemplated by the Deposit Agreement (collectively, “New York Law”) and the Delaware General Corporation Law; and provided, further, that, with respect to our opinions in the last sentence of paragraph 3 below, “Applicable Laws” means California Law, New York Law, and the Delaware General Corporation Law; and provided, further, that, with respect to execution and delivery of the Transaction Agreements, “Applicable Laws” means California Law, to the extent such execution and delivery are governed by California Law, New York Law, to the extent such execution and delivery are governed by New York Law, and the Delaware General Corporation Law, to the extent such execution and delivery are governed by the Delaware General Corporation Law. Without suggesting that any of the following might otherwise be applicable to transactions of the kind contemplated by the Transaction Agreements, “Applicable Laws” specifically does not include, among other laws, the following “Excluded Laws”: any laws, statutes, ordinances, rules, regulations, decisions or administrative interpretations (a) of any county, locality or municipality, (b) pertaining to taxes (except United States federal tax law for purposes of paragraph 9 below); securities (except the Securities Act for purposes of paragraphs 6 through 11 below and the statement immediately following paragraph 13 below, and the Investment Company Act for purposes of paragraph 12 below); the regulation of banks, thrifts, savings and loan associations or any similar entity that is engaged in the business of lending as one of its principal business activities, or holding companies of any of the foregoing; labor, employee or management relations; money laundering; privacy; environment; health and safety; trade regulation; franchising; antitrust; intellectual property; unfair competition; or pension, retirement, deferred compensation or any other employee benefits, including ERISA, (c) relating to choice of law or conflicts of law and/or (d) to which the transactions are or may be subject because of the legal or regulatory status of any person other than the Company or because of any facts pertaining to any such person. Although Excluded Laws may apply to the Transaction Agreements (or performance thereunder), we express no opinion with respect to the effect of Excluded Laws on the matters involved in the opinions set forth herein.

Whenever an opinion herein is qualified by the phrase “known to us,” “to our knowledge,” “of which we are aware,” or any similar phrase, we intend to indicate that during the course of our representation of the Company, no information has come to the attention of those attorneys currently employed by this law firm who have rendered legal services to the Company in connection with substantive legal matters that would give such attorneys actual knowledge of the inaccuracy of such opinion. We have not undertaken or conducted any independent investigation to determine the accuracy of any such opinion, and any limited inquiry undertaken by us during the preparation of the opinions herein should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such opinion should be drawn from the fact of our representation of the Company. Further, we call to your attention that the Company is a holding company for, and therefore engages directly or indirectly in, multi-faceted and complex businesses, and that we have not represented the Company in connection with all of its business activities. Accordingly, our actual knowledge typically does not extend to or encompass any matter or issue as to which we have not advised the Company.

The opinions set forth below are subject to the following:

(i) The factual basis for our opinions in paragraph 1 below is based solely on our review of the Charters, the Minute Books, the Good Standing Certificates and the Officers’ Certificates;

(ii) Our opinions in paragraph 3, clauses (c) and (d), and paragraph 13 below are based solely upon an examination of the Company Contracts. We have made no further investigation. With regard to the Company Contracts, we have assumed with respect to each

Company Contract that such Company Contract would be interpreted in accordance with its plain meaning and that it is governed by the substantive laws of the State of California (without regard to conflicts-of-law and choice-of-law principles), even though the terms of such Company Contract may provide that the law of a jurisdiction other than California is the governing law of such Company Contract. We express no opinion as to any statement or writing that may constitute parol evidence bearing on interpretation or construction of any Company Contract. Further, to the extent that any of the Company Contracts contain any financial covenants, provisions relating to the occurrence of a “material adverse effect” or similar provisions, for purposes of our opinions in paragraph 3, clauses (c) and (d) below, we have relied solely on the Officers’ Certificates as to (i) the Company’s compliance with any and all such financial covenants and provisions, and (ii) the conclusion that the execution, delivery and performance by the Company of its obligations under the Transaction Agreements and the issuance and sale of the Securities do not, under any such financial covenants or provisions, constitute a default or result in the imposition of a lien or encumbrance, and we have undertaken no investigation or analysis, nor conducted any financial computations, with respect thereto;

(iii) Our opinion in the second sentence of paragraph 7 below is based solely upon oral advice from the staff of the Commission;

(iv) Except to the limited extent set forth in paragraphs 9, 10 and 11 below and the statement immediately following paragraph 13 below, we express no opinion whatsoever as to the compliance or noncompliance by any person with antifraud or information delivery provisions of state or federal laws, rules and regulations; and

(v) We express no opinion regarding the rights or remedies available to any party for material violations or breaches that are the proximate result of actions taken by any party other than the party against whom enforcement is sought.

Based upon the foregoing, and subject to the assumptions, exceptions, limitations and qualifications stated herein, we are of the opinion that:

1. Each of the Company, Holdings and CSIM is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. CS & Co. is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. The Company is qualified to do business as a foreign corporation in the State of California. CS & Co. is qualified to do business as a foreign corporation in the states of Arizona, Colorado, Florida, Illinois, Indiana, New Jersey, New York, Pennsylvania, Texas and Washington.

2. Each of the Company and the Significant Subsidiaries has the corporate power and corporate authority to own or lease its properties and assets and to conduct its business as described in the Disclosure Package and the Prospectus. The Company has the corporate power and corporate authority to execute, deliver and perform its obligations under the Transaction Agreements. The Company’s execution, delivery and performance of its obligations under the Transaction Agreements, including the deposit of the Series B Preferred Stock in accordance with the terms of the Deposit Agreement, have been duly authorized by all necessary corporate action on the part of the Board of Directors of the Company.

3. The execution, delivery and performance by the Company of its obligations under the Transaction Agreements on the date hereof in accordance with its terms and the issuance and sale of the Securities do not (a) violate the Charters or the Bylaws, (b) violate any judgment, writ, decree or order of any court to which the Company is named as a party and of which we are aware, (c) constitute a default by the Company or any Significant Subsidiary under any Company Contract, or (d) result in the imposition of a lien or encumbrance on any material properties of the Company or of any Significant Subsidiary pursuant to any Company Contract. The execution and delivery by the Company of the Transaction Agreements, and the issuance and sale of the Securities on the date hereof in accordance with the terms of the Transaction Agreements, do not violate any Applicable Law.

4. The Company’s authorized capital stock is as set forth in the Basic Prospectus, the Preliminary Prospectus Supplement and the Final Prospectus Supplement. The Securities have been duly authorized by the Company and, upon payment and delivery in accordance with the Underwriting Agreement and the Deposit Agreement, (i) the Securities will be validly issued, fully paid and nonassessable, and (ii) the holders of the Depositary Shares will be entitled to the rights specified in the Deposit Agreement and the Global Depositary Receipt. The Global Depositary Receipt complies with the form therefor prescribed in the Deposit Agreement.

5. The Transaction Agreements have been duly executed and delivered by the Company. The Deposit Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

6. No consent, approval or authorization of, or designation, declaration or filing with, any Delaware, California or federal governmental authority is required by the Company under any Applicable Law in connection with the execution, delivery and performance by the Company of its obligations under the Transaction Agreements in accordance with their respective terms, and the issuance and the sale of the Securities in accordance with the terms of the Transaction Agreements, other than (i) those that have already been obtained and are in full force and effect, and (ii) those that are required or permitted to be obtained after the date hereof (except that we express no opinion with respect to any consent, approval, authorization, designation, declaration or filing required under the state securities or “blue sky” laws of the various jurisdictions in which the Securities are being offered by the Underwriters, and we express no opinion with respect to the Conduct Rules of the Financial Industry Regulatory Authority (FINRA)).

7. The Registration Statement has become effective under the Securities Act. To our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose are pending under the Securities Act. The Preliminary Prospectus Supplement and the Final Prospectus Supplement were filed with the Commission pursuant to Rule 424(b) under the Securities Act.

8. The Registration Statement (including, for the avoidance of doubt, the Pre-Pricing Prospectus and the Prospectus) appears on its face to be responsive as to form in all material respects to all applicable requirements of the Securities Act (including without limitation Section 10(a) of the Securities Act), provided, however, that we express no view as to any financial statements, schedules and notes and other financial and statistical information derived therefrom and included therein.

9. The statements contained in the Preliminary Prospectus Supplement and the Final Prospectus Supplement under the caption “Certain Material U.S. Federal Income Tax Considerations,” insofar as such statements purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute in all material respects accurate summaries of such matters or conclusions, as the case may be.

10. The statements contained in the Preliminary Prospectus Supplement and the Final Prospectus Supplement under the captions “Description of Series B Preferred Stock” and “Description of Depositary Shares,” and the statements contained in the Basic Prospectus under the caption “Description of Preferred Stock” and “Description of Depositary Shares,” insofar as such statements purport to constitute summaries of certain terms of documents referred to therein or summaries of matters of law, constitute in all material respects accurate summaries of such terms or matters, as the case may be.

11. To our knowledge, there are no contracts or documents required under the Securities Act (i) to be filed as exhibits to the Registration Statement or incorporated by reference therein which have not been so filed or incorporated by reference as required, or (ii) to be described in the Registration Statement (including, for the avoidance of doubt, the Pre-Pricing Prospectus and the Prospectus) which have not been so described as required.

12. The Company is not, and will not become as a result of the consummation of the transactions contemplated by the Transaction Agreements, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “Investment Company Act”).

13. No person has the right (which right has not been waived or complied with) pursuant to the terms of any Company Contract to cause the Company to register under the Securities Act any Securities or shares of any other capital stock or other equity interest of the Company, or to include any such shares or interest in the Registration Statement or the offering contemplated thereby.

In connection with the preparation of the Registration Statement (including, for the avoidance of doubt, the Pre-Pricing Prospectus and the Prospectus), we have participated in conferences with officers and other representatives of the Company, including representatives of the independent public accountants of the Company, and representatives of the Underwriters, including their counsel, at which conferences the contents of the Registration Statement were discussed (except that the Underwriters and their counsel did not participate in any such conferences at the time of the preparation and filing of the 2011 Registration Statement). Although we have not independently verified, are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement (including, for the avoidance of doubt, the Pre-Pricing Prospectus and the

Prospectus) or any amendments or supplements thereto (except to the limited extent set forth in paragraphs 9 and 10 above), on the basis of the foregoing, nothing has come to our attention that causes us to believe that (i) as of the Effective Time, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) as of the Applicable Time, the Disclosure Package contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) as of its date or as of the date hereof, the Prospectus contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that we express no view as to (a) any financial statements, schedules and notes and other financial and statistical information derived therefrom and included in any of the foregoing, or (b) the representations and warranties contained in any exhibit to the Registration Statement, or in any document incorporated by reference into the Disclosure Package or the Prospectus Supplement.

Our opinions in clause (ii) of the second sentence of paragraph 4 above, and in the second sentence of paragraph 5 above, are subject to the following:

(a) Such opinions are subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law) and to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws. In addition, the availability of specific performance, injunctive relief, the appointment of a receiver and other equitable remedies is subject to the discretion of the tribunal before which any proceeding therefor may be brought.

(b) Notwithstanding any language of the Deposit Agreement to the contrary, indemnification of any party thereunder may be limited to recovery of only reasonable expenses, including, without limitation, reasonable attorneys’ fees and legal expenses. Such opinions, insofar as they relate to the enforceability of indemnification provisions set forth in the Deposit Agreement, are subject to laws and judicial decisions rendering unenforceable indemnification contrary to federal and state securities laws and the public policies underlying such laws, and laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action involves negligence, recklessness, willful misconduct or unlawful conduct.

(c) We express no opinion as to the enforceability of provisions of the Deposit Agreement to the extent they contain:

a.	waivers by the Company of any statutory or constitutional rights or remedies;

b.	grants by the Company of powers of attorney;

c.	cumulative remedies strictly to the extent such cumulative remedies purport to compensate, or would have the effect of compensating, the party entitled to the benefits thereof in an amount in excess of the actual loss suffered by such party; or

d.	terms to the effect that provisions in the Deposit Agreement may not be waived or modified except in writing, which may not be enforceable under certain circumstances.

(d) We express no opinion as to whether courts other than state or federal courts in the State of New York would give effect to the choice of New York law governing the Deposit Agreement.

(e) Insofar as such opinions relate to the provisions of the Deposit Agreement regarding jurisdiction, service of process and venue (and the defense of an inconvenient forum), such opinions are limited to jurisdiction and service of process in respect of any action arising out of or based upon the Deposit Agreement brought, or sought to be brought, in any New York State or U.S. federal court in The City of New York. We express no opinion as to the subject matter jurisdiction of any federal court of the United States of America over any action between two parties neither of which is a “citizen” of any State for the purposes of 28 U.S.C. § 1332.

Wherever above we have rendered an opinion regarding a document, the opinion is limited to that document and does not encompass, cover or pertain to, or take into account the potential effect on the opinion rendered above of, any agreement attached as a schedule or an exhibit to that document, referred to in that document or executed contemporaneously with that document, except for any such other agreement or exhibit that is expressly referred to in the relevant opining language.

Notwithstanding anything in this opinion letter to the contrary, the opinions set forth above are given only as of the date hereof. Without limiting the generality of the foregoing, any opinion rendered above that refers to the performance of obligations under any Transaction Agreement assumes that there have been no changes in facts or law since the date hereof at the time of such performance. We disclaim any obligation to update any of the opinions rendered herein and express no opinion as to the effect of events occurring, circumstances arising, or changes of law that become effective or occur, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

The opinions set forth above are expressly limited to the matters stated. No opinion is implied or may be inferred beyond what is explicitly stated in this letter. This letter is rendered solely for your benefit in connection with the transactions contemplated by the Transaction Agreements and may not be relied upon by any other person or entity. Copies of this letter may not be circulated or furnished to any other person or entity and this letter may not be referred to in any report or document furnished to any other person or entity, without our prior written consent.

U.S. Treasury Circular 230 Notice

This opinion was not intended or written to be used, and cannot be used, for the purpose of (i) avoiding United States federal tax-related penalties or (ii) promoting, marketing or recommending to another party any tax-related matter addressed herein. Each taxpayer should seek advice based on its particular circumstances from an independent tax advisor.

Very truly yours,

ARNOLD & PORTER LLP

By:
Teresa L. Johnson

Exhibit A

Company Contracts Listed as Exhibits to the Company’s Form 10-K for the Year Ended December 31, 2011:

10.1	Voting Agreement, dated as of March 18, 2011, by and among the Company, G-Bar Limited Partnership, JG 2002 delta Trust and optionsXpress Holdings, Inc., filed as Exhibit 10.1 to the Company’s Form 8-K dated March 18, 2011.

10.4	Form of Release Agreement dated as of March 31, 1987 among BAC, the Company, Schwab Holdings, Inc., Charles Schwab & Co., Inc. and former shareholders of Schwab Holdings, Inc., filed as the identically-numbered exhibit to the Company’s Registration Statement No. 33-16192 on Form S-1.

10.57	Registration Rights and Stock Restriction Agreement, dated as of March 31, 1987, between the Company and the holders of the Common Stock, filed as Exhibit 4.23 to the Company’s Registration Statement No. 33-16192 on Form S-1.

10.72	Restatement of Assignment and License, as amended January 25, 1988, among Charles Schwab & Co., Inc., Charles R. Schwab and the Company, filed as Exhibit 10.72 to the Company’s Form 10-K for the year ended December 31, 2009.

10.271	The Charles Schwab Corporation Directors’ Deferred Compensation Plan, as amended through December 8, 2004, filed as Exhibit 10.271 to the Company’s Form 10-K for the year ended December 31, 2009.

10.272	The Charles Schwab Corporation Deferred Compensation Plan, as amended through December 8, 2004, filed as Exhibit 10.272 to the Company’s Form 10-K for the year ended December 31, 2009.

10.288	Stock Purchase Agreement by and between the Company and Bank of America Corporation, dated as of November 19, 2006.

10.289	Form of Notice and Restricted Stock Agreement for Walter W. Bettinger under The Charles Schwab Corporation 2004 Stock Incentive Plan dated February 20, 2007, filed as Exhibit 10.289 to the Company’s Form 10-Q for the quarter ended March 31, 2007.

10.290	Summary of Non-Employee Director Compensation, filed as Exhibit 10.290 to the Company’s Form 10-Q for the quarter ended March 31, 2007.

10.294	Form of Notice and Restricted Stock Agreement for Joseph R. Martinetto under The Charles Schwab Corporation 2004 Stock Incentive Plan dated May 18, 2007, filed as Exhibit 10.294 to the Company’s Form 10-Q for the quarter ended June 30, 2007.

10.295	Form of Notice and Nonqualified Stock Option Agreement for Joseph R. Martinetto under The Charles Schwab Corporation 2004 Stock Incentive Plan dated May 18, 2007, filed as Exhibit 10.295 to the Company’s Form 10-Q for the quarter ended June 30, 2007.

10.296	Stock Purchase Agreement dated July 2, 2007 by and among Charles R. Schwab, Helen O. Schwab, The Charles & Helen Schwab Living Trust, HOS Family Partners, LLC, 188 Partners, LP, and the Charles & Helen Schwab Foundation, and The Charles Schwab Corporation, filed as Exhibit 10.296 to the Company’s Form 10-Q for the quarter ended June 30, 2007.

10.298	Directed Employee Benefit Trust Agreement under the SchwabPlan Retirement Savings and Investment Plan dated August 17, 2007, filed as Exhibit 10.298 to the Company’s Form 10-Q for the quarter ended September 30, 2007.

10.300	The Charles Schwab Corporation Employee Stock Incentive Plan, as amended and restated as of December 12, 2007, filed as Exhibit 10.300 to the Company’s Form 10-K for the year ended December 31, 2007.

10.301	The Charles Schwab Corporation 1992 Stock Incentive Plan, as amended and restated as of December 12, 2007, filed as Exhibit 10.301 to the Company’s Form 10-K for the year ended December 31, 2007.

10.302	The Charles Schwab Corporation 2001 Stock Incentive Plan, as amended and restated as of December 12, 2007, filed as Exhibit 10.302 to the Company’s Form 10-K for the year ended December 31, 2007.

10.307	Form of Notice and Restricted Stock Agreement under The Charles Schwab Corporation 2004 Stock Incentive Plan, filed as Exhibit 10.307 to the Company’s Form 10-K for the year ended December 31, 2007.

10.309	Form of Notice and Premium-Priced Stock Option Agreement under The Charles Schwab Corporation 2004 Stock Incentive Plan, filed as Exhibit 10.309 to the Company’s Form 10-K for the year ended December 31, 2007.

10.311	Form of Notice and Restricted Stock Agreement for Non-Employee Directors under The Charles Schwab Corporation 2004 Stock Incentive Plan, filed as Exhibit 10.311 to the Company’s Form 10-K for the year ended December 31, 2007.

10.314	Employment Agreement dated as of March 13, 2008 between the Company and Charles R. Schwab, filed as Exhibit 10.314 to the Company’s Form 10-Q for the quarter ended March 31, 2008.

10.316	Form of Notice and Restricted Stock Agreement for Walter W. Bettinger under the Charles Schwab Corporation 2004 Stock Incentive Plan dated October 1, 2008, filed as Exhibit 10.316 to the Company’s Form 10-Q for the quarter ended September 30, 2008.

10.317	Form of Notice and Nonqualified Stock Option Agreement for Walter W. Bettinger under The Charles Schwab Corporation 2004 Stock Incentive Plan dated October 1, 2008, filed as Exhibit 10.317 to the Company’s Form 10-Q for the quarter ended September 30, 2008.

10.318	Form of Notice and Performance-Based Restricted Stock Agreement under the Charles Schwab Corporation 2004 Stock Incentive Plan, filed as Exhibit 10.318 to the Company’s Form 10-K for the year ended December 31, 2008.

10.321	The Charles Schwab Corporation Long Term Incentive Plan, as amended and restated as of October 23, 2008, filed as Exhibit 10.321 to the Company’s Form 10-K for the year ended December 31, 2008.

10.322	The Charles Schwab Corporation Deferred Compensation Plan II, as amended and restated as of October 23, 2008, filed as Exhibit 10.322 to the Company’s Form 10-K for the year ended December 31, 2008.

10.323	The Charles Schwab Corporation Directors’ Deferred Compensation Plan II, as amended and restated as of October 23, 2008, filed as Exhibit 10.323 to the Company’s Form 10-K for the year ended December 31, 2008.

10.331	The Charles Schwab Corporation Corporate Executive Bonus Plan, restated to include amendments approved at the Annual Meeting of Stockholders on May 13, 2010, filed as Exhibit 10.331 to the Company’s Form 10-Q for the quarter ended June 30, 2010.

10.338	The Charles Schwab Corporation 2004 Stock Incentive Plan, as approved at the Annual Meeting of Stockholders on May 17, 2011, filed as Exhibit 10.338 to the Company’s Form 10-Q for the quarter ended June 30, 2011.

10.339	Credit Agreement (364-Day Commitment) dated as of June 10, 2011, between the Company and financial institutions listed therein), filed as Exhibit 10.339 to the Company’s Form 10-Q for the quarter ended June 30, 2011.

10.340	The Charles Schwab Severance Pay Plan, as Amended and Restated Effective January 1, 2012, filed as Exhibit 10.340 to the Company’s Form 10-K for the year ended December 31, 2011.

10.341	Form of Notice and Restricted Stock Unit Agreement for Non-Employee Directors under The Charles Schwab Corporation 2004 Stock Incentive Plan, filed as Exhibit 10.341 to the Company’s Form 10-K for the year ended December 31, 2011.

10.342	Form of Notice and Retainer Stock Option Agreement for Non-Employee Directors under The Charles Schwab Corporation 2004 Stock Incentive Plan, filed as Exhibit 10.342 to the Company’s Form 10-K for the year ended December 31, 2011.

10.343	Form of Notice and Performance-Based Restricted Stock Unit Agreement under The Charles Schwab Corporation 2004 Stock Incentive Plan, filed as Exhibit 10.343 to the Company’s Form 10-K for the year ended December 31, 2011.

10.344	Form of Notice and Retainer Restricted Stock Unit Agreement for Non-Employee Directors under The Charles Schwab Corporation 2004 Stock Incentive Plan, filed as Exhibit 10.344 to the Company’s Form 10-K for the year ended December 31, 2011.

10.345	Form of Notice and Nonqualified Stock Option Agreement under The Charles Schwab Corporation 2004 Stock Incentive Plan, filed as Exhibit 10.345 to the Company’s Form 10-K for the year ended December 31, 2011.

10.346	Form of Notice and Restricted Stock Unit Agreement under The Charles Schwab Corporation 2004 Stock Incentive Plan, filed as Exhibit 10.346 to the Company’s Form 10-K for the year ended December 31, 2011.

10.347	Form of Notice and Stock Option Agreement for Non-Employee Directors under The Charles Schwab Corporation Directors’ Deferred Compensation Plan II, filed as Exhibit 10.347 to the Company’s Form 10-K for the year ended December 31, 2011.

Company Contract Listed as Exhibit to the Company’s Form 8-K filed on March 13, 2012:

10.348	Separation Agreement, General Release and Waiver of Claims by and between Mr. Benjamin Brigeman and the Company.

Other Company Contracts:

Senior Indenture dated as of July 15, 1993 by and between the Company and The Bank of New York Trust Company, N.A., as Trustee.

First Supplemental Indenture dated as of June 29, 1999 by and between the Company and The Bank of New York Trust Company, N.A., as Trustee.

Guarantee Agreement dated as of October 5, 2007 by and between the Company and The Bank of New York Trust Company, N.A., as Guarantee Trustee.

Second Amended and Restated Trust Agreement dated as of October 5, 2007 by and among the Company, The Bank of New York Trust Company, N.A., as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein.

Junior Subordinated Indenture dated as of October 5, 2007 by and between the Company and The Bank of New York Trust Company, N.A., as Trustee.

First Supplemental Indenture dated as of October 5, 2007 by and between the Company and The Bank of New York Trust Company, N.A., as Trustee.

Senior Indenture dated as of June 5, 2009 by and between the Company and The Bank of New York Mellon Trust Company, N.A.

First Supplemental Indenture dated as of June 5, 2009 by and between the Company and The Bank of New York Mellon Trust Company, N.A.

Second Supplemental Indenture dated as of July 22, 2010 by and between the Company and The Bank of New York Mellon Trust Company, N.A.

EXHIBIT B

FORM OF OPINION OF

OFFICE OF CORPORATE COUNSEL OF THE COMPANY

June [6], 2012

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

UBS Securities LLC

Wells Fargo Securities, LLC

  as Representatives of the several

  Underwriters named in Schedule A

  of the Underwriting Agreement

c/o Citigroup Global Markets Inc.

390 Greenwich Street

New York, New York 10013

c/o Merrill Lynch, Pierce, Fenner & Smith

                           Incorporated

One Bryant Park

New York, New York 10036

c/o UBS Securities LLC

677 Washington Boulevard

Stamford, CT 06901

c/o Wells Fargo Securities, LLC

301 South College Street

Charlotte, North Carolina 28202

Re:	Underwritten Public Offering of [ ] Depositary Shares, Each Representing a 1/40th Interest in a Share of [ ]% Non-Cumulative Perpetual Preferred Stock, Series B of The Charles Schwab Corporation

Ladies and Gentlemen:

I am Vice President and Associate General Counsel of The Charles Schwab Corporation, a Delaware corporation (the “Company”).

This opinion is rendered to you at the request of the Company pursuant to Section 6(b) of the Underwriting Agreement dated May 30, 2012 (the “Agreement”), by and among you and the Company regarding the purchase by you of [    ] depositary shares (the “Depositary Shares”), each representing a 1/40th interest in a share of the [    ]% Non-Cumulative Perpetual Preferred

Stock, Series B of The Charles Schwab Corporation. Capitalized terms used, but not defined herein, have the same meanings given them in the Agreement.

I have examined the Company’s Registration Statement on Form S-3 (File No. 333-178525) (the “Registration Statement”), the Prospectus Supplement, the Disclosure Package, the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2011, the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2012, and the Company’s current reports on Form 8-K filed on January 26, 2012, February 2, 2012, March 13, 2012 and May 22, 2012.

In addition, I have examined the certificates of incorporation and bylaws of the Company, Charles Schwab & Co., Inc. (“Schwab”), Schwab Holdings, Inc. (“Schwab Holdings”), Charles Schwab Investment Management, Inc. (“CSIM”), and Charles Schwab Bank (“Schwab Bank”), and such corporate records, certificates and other documents (of which I am aware) and such questions of law as I have considered necessary or appropriate for the purposes of rendering the opinions that follow.

In giving the opinions that follow I have relied as to matters of fact without investigation, to the extent I deemed proper, upon certificates from officers of the Company and certain of its affiliates, and certificates, telegrams, facsimiles, and other documents from, and oral conversations with, public officials. I have assumed without investigation the authenticity of each document submitted to me as an original, the conformity to the originals of each document submitted to me as a copy, the authenticity of the originals of such latter documents, the genuineness of all signatures, and the legal capacity of all natural persons.

Based on and subject to the foregoing, it is my opinion that:

1. Schwab Bank is a federal savings bank under the supervision of the Office of the Comptroller of the Currency.

2. Each of Schwab, Schwab Holdings, Schwab Bank and CSIM is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualifications, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

3. To my knowledge after due inquiry, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Pre-Pricing Prospectus or the Final Prospectus, and are not so described.

This opinion is dated as of June 6, 2012 (“Opinion Date”). The opinions expressed herein are given as of the Opinion Date only, and are not given as of any later date. I have not undertaken any factual or legal investigation beyond the Opinion Date, and I disclaim any obligation to notify you or any other person after the Opinion Date if any change in fact and/or law should change my opinion with respect to any matters set forth herein.

I am a member of the bar of the State of California. I express no opinion as to any laws of any other jurisdiction other than the federal laws of the United States to the extent applicable to the scope of the opinions expressed above. Further, I express no opinion regarding choice of law or conflicts of laws.

This opinion is rendered to you as Underwriters under the Agreement and may not be relied upon for any other purpose or by any other person without my express written consent.

Very truly yours,

R. Scott McMillen
Vice President and Associate General Counsel

EXHIBIT C

OFFICER’S CERTIFICATE

I, Joseph R. Martinetto, Executive Vice President and Chief Financial Officer of The Charles Schwab Corporation, a Delaware corporation (the “Company”), on behalf of the Company, do hereby certify pursuant to Section 6(h) of that certain Underwriting Agreement dated May 30, 2012 (the “Underwriting Agreement”) among the Company and, on behalf of the several Underwriters named therein, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wells Fargo Securities, LLC, that as of June 6, 2012:

1. The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

2. The Company has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

3. Subsequent to the date of the most recent financial statements contained, or incorporated by reference, in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has not occurred any material adverse change to the condition (financial or other), business, properties, results of operations of the Company and its subsidiaries, taken as a whole.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand on this June 6, 2012.

Name:	Joseph R. Martinetto
Title:	Executive Vice President and Chief Financial Officer

C-1